Exhibit 20.4
Page 1 of 3


                    Navistar Financial 1995 - B Owner Trust
                           For the Month of November
                    Distribution Date of December 15, 1997
                           Servicer Certificate #26

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $197,825,082.32
Beginning Pool Factor                                           0.3768445

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,807,328.98
     Interest Collected                                     $1,599,625.31

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $268,885.31
Total Additional Deposits                                     $268,885.31

Repos / Chargeoffs                                            $277,587.83
Aggregate Number of Notes Charged Off                                  95

Total Available Funds                                       $9,675,839.60

Ending Pool Balance                                       $189,740,165.51
Ending Pool Factor                                              0.3614432

Servicing Fee                                                 $164,854.24

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,493,508.61
     Target Percentage                                               5.50%
     Target Balance                                        $10,435,709.10
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($469,527.68)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.911%
Current Weighted Average Remaining Term (months):                   28.06

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,022,710.90     1,342
                                31 - 60 days             $390,707.91       297
                                60+  days                $110,037.59        57

     Total:                                            $2,523,456.40     1,356

     Balances:                  60+  days              $1,365,172.16        57

Memo Item - Reserve Account
     Prior Month                                      $11,023,980.93
+    Invest. Income                                       $42,648.85
+    Excess Serv.                                        $426,878.83
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $11,493,508.61

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  November

                                                                                  NOTES
                                                           (Money Market)
                                            TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3        CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                 $197,825,082.32
Ending Pool Balance                    $189,740,165.51

Collected Principal                      $7,807,328.98
Collected Interest                       $1,599,625.31
Charge - Offs                              $277,587.83
Liquidation Proceeds / Recoveries          $268,885.31
Servicing                                  $164,854.24
Cash Transfer from Reserve Account               $0.00
Total Collections Avail for
  Debt Service                           $9,510,985.36

Beginning Balance                      $197,825,082.32               $0.00              $0.00    $184,966,758.40     $12,858,323.92

Interest Due                               $999,189.72               $0.00              $0.00        $932,540.74         $66,648.98
Interest Paid                              $999,189.72               $0.00              $0.00        $932,540.74         $66,648.98
Principal Due                            $8,084,916.81               $0.00              $0.00      $7,801,944.72        $282,972.09
Principal Paid                           $8,084,916.81               $0.00              $0.00      $7,801,944.72        $282,972.09

Ending Balance                         $189,740,165.51               $0.00              $0.00    $177,164,813.68     $12,575,351.83
Note / Certificate Pool Factor                                      0.0000             0.0000             0.6231             0.6844
   (Ending Balance / Original Pool Amount)
Total Distributions                      $9,084,106.53               $0.00              $0.00      $8,734,485.46        $349,621.07

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $426,878.83
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,493,508.61
(Release) / Draw                          ($469,527.68)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  November


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                   3                  2                   1
                                          Jul-97             Aug-97              Sep-97              Oct-97              Nov-97

Beginning Pool Balance              $242,048,135.75    $231,978,557.43     $222,431,428.51     $213,031,624.98     $197,825,082.32

A)   Loss Trigger:
Principal of Contracts Charged Off      $327,326.14        $276,233.74         $271,595.69         $494,766.64         $277,587.83
Recoveries                              $255,453.45        $358,241.45         $316,933.22         $561,617.71         $268,885.31

Total Charged Off (Months 5, 4, 3)      $875,155.57
Total Recoveries (Months 3, 2, 1)     $1,147,436.24
Net Loss / (Recoveries) for 3 Mos      ($272,280.67(a)

Total Balance (Months 5, 4, 3)      $696,458,121.69(b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.4691%

Trigger:  Is Ratio > 1.5%                        No
                                                                                 Sep-97              Oct-97              Nov-97

B)   Delinquency Trigger:                                                    $3,205,363.34         $859,012.17       $1,365,172.16
     Balance delinquency 60+ days                                                 1.44106%            0.40323%            0.69009%
     As % of Beginning Pool Balance                                               1.32692%            1.01449%            0.84479%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer